UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 12, 2019

 (Date of earliest event reported)

BIOPHARMX CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-37411	59-3843182
(Commission File Number)	(IRS Employer Identification No.)

15
115 Nicholson Lane San Jose, California	95134
(Address of Principal Executive Offices)	(Zip Code)

(650)  889-5020

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BPMX	The NYSE American, LLC

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)
☐	Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐	Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 16, 2019, BioPharmX Corporation (the “Company”) announced the appointment of Steven M. Bosacki, to serve as its Chief Operating Officer, effective as of July 16, 2019.

Mr. Bosacki, 60, has also served as a Member with On Target Consulting LLC, a pharmaceutical consulting company, with David S. Tierney, M.D., the Company’s Chief Executive Officer, since October 2018. Prior to joining the Company, Mr. Bosacki served as a Member with Fairway Pharmaceuticals, LLC, a pharmaceutical and medical device consulting company, from July 2017 to October 2018. From May 2016 to June 2017, Mr. Bosacki served as an Executive Director at Mission Pharmacal Company, a pharmaceutical company. From August 2013 to May 2016, Mr. Bosacki was President and Chief Executive Officer of Lautus Pharmaceuticals, LLC, a pharmaceutical company focused on dermatology and aesthetics markets. From April 2008, Mr. Bosacki served as Senior Vice President and General Counsel of Oceana Therapeutics, Inc., a specialty pharmaceutical company through its sale to Salix Pharmaceuticals, Ltd. in December 2011. Prior to Oceana Therapeutics, Mr. Bosacki served as Senior Vice President and General Counsel for Esprit Pharma, Inc., a pharmaceutical company, which was acquired by Allergan, Inc., a pharmaceutical company, in 2007. Earlier in his career, Mr. Bosacki served in a variety of management positions at Cardinal Health, Inc., a healthcare services company.  Mr. Bosacki holds a law degree from the University of Detroit School of Law, and a law degree, a Master of Business Administration and a Bachelor of Commerce degree from the University of Windsor in Canada.

In connection with his appointment as Chief Operating Officer, on July 16, 2019, the Company and Mr. Bosacki executed an employment offer letter (the “Offer Letter”), a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference, which provides the following:

•	A base salary of $300,000 per year.
•	An initial annual bonus target of 40% of base salary.
•	Eligibility to participate in the Company’s employee benefit plans and entitled to paid vacation in accordance with the Company’s vacation policy on the same basis as other executive employees.
•

Upon the commencement of his employment,  Mr. Bosacki shall be granted an incentive stock option to purchase 91,000 shares of the Company’s common stock with an exercise price equal to $0.44, which was equal to the closing price of the Company’s common stock on the NYSE American on the date of grant. The option will vest as to one thirty-sixth (1/36) of the shares subject to this option on the last day of each calendar month until all such shares have vested, subject to Mr. Bosacki’s continued employment or service with the Company. If the option or any other then-outstanding equity awards are not assumed, continued or substituted in a Change in Control (as defined in the Offer Letter), then such unvested equity awards shall accelerate and become vested and exercisable (to the extent applicable) as to 100% of the then-unvested shares subject to the equity awards in effect immediately prior to the Change in Control.

•	Under the terms of the Offer Letter, Mr. Bosacki will receive the following payments in event of a separation from the Company:
o

In the event of Mr. Bosacki’s termination of employment (a) by the Company (i) on account of Mr. Bosacki’s death, (ii) on account of Mr. Bosacki’s disability, (iii) for Cause (as defined in the Offer Letter or (b) by Mr. Bosacki without Good Reason (as defined in the Offer Letter), the Company is obligated to pay Mr. Bosacki (1) any unpaid salary through the date of termination; (2) the amount of any actual bonus earned and payable from a prior period which remains unpaid by the Company as of the date of termination, (3) reimbursement for any unreimbursed expenses incurred through the date of termination; and (3) all other payments and benefits to which Mr. Bosacki is entitled upon a termination of employment under the terms of any applicable compensation arrangement or benefit or equity plan or program (collectively, the “Accrued Compensation”).

o

In the event of Mr. Bosacki’s termination of employment by the Company without Cause or is terminated by Mr. Bosacki due to his resignation by Good Reason, (as defined in the Offer Letter), in either case more than one month before or more than twelve months following a Change in Control, and provided that Mr. Bosacki delivers a signed Release (as defined in the Offer Letter) and satisfies all conditions to make the Release effective, Mr. Bosacki will be entitled to receive (1) the Accrued Compensation, (2) a lump sum cash payment in an amount equal to nine months of Mr. Bosacki’s then current annual base salary, and (3) payment of the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) premiums (provided Mr. Bosacki timely elect COBRA coverage) for continued health coverage until the earlier of (a) nine months and (b) the date that Mr. Bosacki is covered under the health plan of another employer.

o

In the event a Change in Control occurs and if  the Company terminates Mr. Bosacki’s employment without Cause or if Mr. Bosacki resigns for Good Reason, in each case within the period beginning one month before, and ending twelve months following, such Change in Control, and provided that Mr. Bosacki delivers a signed Release and satisfies all conditions to make the Release effective, Mr. Bosacki will be entitled to receive (1) the Accrued Compensation, (2) a lump sum cash payment in an amount equal to eighteen (18) months of Mr. Bosacki’s then current base salary, (3) payment of COBRA premiums (provided Mr. Bosacki timely elect COBRA coverage) for continued health coverage until the earlier of (a) eighteen months and (b) the date that Mr. Bosacki is covered under the health plan of another and (4) full acceleration of all outstanding equity awards.

As with each of the Company’s executive officers, the Company intends to enter into an indemnification agreement with Mr. Bosacki in the form attached as Exhibit 10.17 to the Company’s Annual Report on Form 10-K for the year ended January 31, 2019.

There is no arrangement or understanding with any person pursuant to which Mr. Bosacki was appointed as Chief Operating Officer, and there are no family relationships between Mr. Bosacki and any director or executive officer of the Company.  Additionally, there are no transactions between Mr. Bosacki and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Additionally, on July 12, 2019, Kin F. Chan, Executive Vice President of Research and Technology, notified the Company of his decision to resign from his position with the Company, effective July 26, 2019. The Company anticipates that Dr. Chan will be available to provide advisory services to the Company following his departure.

A press release regarding this matter was issued by the Company on July 16, 2019, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)

Exhibit No.	Description

10.1	Offer Letter between Steven Bosacki and the Company, effective as of July 16, 2019
99.1	Press release by BioPharmX Corporation dated July 16, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOPHARMX CORPORATION

Date: July 17, 2019	By:	/s/ David S. Tierney
		Name:	David S. Tierney
		Title:	Chief Executive Officer